EMPLOYMENT AGREEMENT

BETWEEN:

                             LOWER LAKES TOWING LTD.

                                 (the "Company")

                                     - and -

                                 SCOTT BRAVENER

                                (the "Executive")

                   (collectively referred to as the "Parties")

RECITALS:

A. The Executive has been employed with the Company in the position of President and Chief Executive Officer since August 1, 1995.

B. The Executive has specialized knowledge and valuable skills and experience, which are critical to the management of the Company and its affiliates, Lower Lakes Transportation Company and Grand River Navigation Company, Inc. (each a "Member Company"), and to the continuing success of the business of the Company and the Member Companies.

C.    The Company wishes to secure the continued services of the Executive.

NOW THEREFORE, for value received the Parties agree as follows:

1.    DUTIES AND RESPONSIBILITIES

1.1   Positions, Duties and Responsibilities

      (a) The Company confirms the continuing appointment of the Executive in the position of President and recognizes for all purposes the Executive's past service with the Company. The Executive will be responsible for the general supervision and control over the day to day operations of the Company and each Member Company (to the extent permissible under laws and regulations applicable to the business of each such Member Company), and shall have such duties and responsibilities consistent therewith, including those duties and responsibilities set out in Schedule A to this Agreement. All senior management of the Company and each Member Company (to the extent permissible under laws and regulations applicable to the business of each such Member Company) will report directly to the Executive. The Executive will report to the Board of Directors of the Company (and the board of directors of each such Member Company, as applicable) which shall have overall decision making authority for the Company (or for such Member Company). The Company will appoint the Executive

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                                      -2-


            to the Board of Directors of the Company effective on the date of this Agreement. The Executive will also serve as the President of Lower Lakes Transportation Company, and as an officer and director of each such other Member Company and of Rand Acquisition Corporation ("Rand") to the extent desired by the Board of Directors of each such other Member Company or Rand, in each case without additional compensation therefor.

      (b) The Executive shall devote all of his business time, attention and energies, on a full time and exclusive basis, to the business and affairs of the Company and the Member Companies, shall use his best efforts to advance the best interests of the Company and the Member Companies, and shall not during the Term be engaged in any other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage, without approval of the Board of Directors of the Company; provided, however, that, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees or (ii) manage passive personal investments, in either case so long as any such activities do not interfere with the performance of his responsibilities as an employee of the Company in accordance with this Agreement or adversely affect or negatively reflect upon the Company or the Member Companies.

1.2   Reassignment

The Company shall not reassign the Executive to another position within the Company or within a Member Company, or alter the duties, responsibilities, title, or reporting lines of the Executive in a manner inconsistent with this Agreement or past practice. The Company shall not change the location of the Executive's employment unless the Executive agrees to such change.

1.3   Travel

The Executive shall be employed at the Company's location in Port Dover, Ontario. The Executive shall be available for such business-related travel as may be required for the purposes of carrying out the Executive's duties and responsibilities.

2.    TERM OF EMPLOYMENT

This Agreement will commence on the closing of the Purchase Agreement and will continue for an initial term of two years therefrom (the "Term") subject to section 9. The Term may be extended upon mutual written agreement of the Parties.

3.    BASE SALARY

The Executive will be paid an annual salary in the amount of Cdn $190,000, subject to applicable statutory deductions and discretionary annual increases to the extent determined by the Board of Directors of the Company (the "Base Salary"). The Executive's Base Salary will be payable in accordance with Company practices and procedures as they may exist from time to time. Base Salary will be reviewed on an annual basis by the Board of Directors of the Company, with input from the Executive.

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                                      -3-


4.    BONUS

4.1   Bonus Plan

The Executive shall be a "Participant" in the Management Bonus Program attached as Schedule B to this Agreement (the "Bonus Plan").

4.2   Performance Bonus

In addition to, and separate from, any awards granted to the Executive under the Bonus Plan, for each fiscal year commencing after the date hereof, the Executive will be entitled to a bonus (the "Performance Bonus") pursuant to a bonus plan (the "Performance Bonus Plan") to be adopted by the Company or a Member Company and in which the Executive shall be entitled to participate. The Performance Bonus Plan shall be adopted no later than the three month anniversary of the date of this Agreement, and shall be in form and substance acceptable to the Company or Member Company and reasonably satisfactory to the Executive. In the event that the Company or a Member Company fails to adopt a Performance Bonus Plan that is reasonably satisfactory to the Executive on or prior to the three month anniversary of the date hereof, the Company or Member Company, as applicable, shall be obligated to retain, at its expense, the services of a reputable and recognized executive compensation consultant, which consultant shall, within mutually agreeable parameters and objectives established by the Company or Member Company and the Executive (which shall include a bonus plan structure that (i) provides for the commencement of bonus payments upon achievement of 100% of targeted EBITDA to be determined with the Executive's input, (ii) appropriately recognizes operational factors such as vessel accidents, capital expenditure levels, fuel and other operating costs and efficiencies) and (iii) provides for the ratable accrual of entitlements over the relevant fiscal year), recommend the terms of the Performance Bonus Plan for adoption by the Company or Member Company, which recommendation shall be adopted by the Company or Member Company.

5.    RETIREMENT PLANS AND PENSION

The Company will make annual contributions to the Executive's Registered Retirement Savings Plan in amounts not less than Cdn$11,500 per calendar year.

6.    OTHER BENEFITS

The Executive shall be entitled to participate in or receive benefits under any health and accident plan or any other employee benefit plan or arrangement made available now or in the future by the Company to its executives and key management personnel, as determined by the Board of Directors of the Company.

7.    VACATION

The Executive will be entitled to four weeks paid (at then current Base Salary) vacation per calendar year commencing with the 2006 calendar year. Unused vacation days may not be carried over from one calendar year to the next, and any unused vacation days as of the end of a calendar year shall be forfeited by the Executive. The Executive will arrange vacation time to suit the essential business needs of the Company.

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                                      -4-


8.    PERQUISITES AND EXPENSES

8.1   Automobile

The Company will continue to lease an automobile for the Executive (the "Lease") to be used at the Executive's discretion at a maximum monthly cost to the Company of not more than Cdn$860.00. In addition to the Lease, the Company will pay all related expenses (maintenance and repair, service, insurance, gasoline, etc.) related to the business user of such automobile.

8.2   Reimbursement of Expenses

The Company recognizes that the Executive will incur expenses in the performance of the Executive's duties. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in the course of employment.

9.    TERMINATION OF EMPLOYMENT; NON-COMPETITION; NON- SOLICITATION

9.1   Terminations Resulting in No Further Obligation to the Company

The Company shall have no further obligations to the Executive hereunder, or under statute, common law or otherwise, in the event of the following terminations of employment:

      (a)   Voluntary Resignation Without Notice

      In the event the Executive voluntarily resigns without Good Reason without at least sixty (60) days advance written notice to the Company.

      (b)   Cause

      In the event the Executive's employment is terminated for Cause, which term for the purposes of this Agreement shall mean (i) conviction of the Executive of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty; (ii) receipt by or on behalf of Executive or any member of Executive's immediate family of any personal profit arising out of in connection with a transaction to which the Company or a Member Company is party without making full prior disclosure to the Company or such Member Company; (iii) any misfeasance, nonfeasance or malfeasance by Executive which causes material harm to the Company or a Member Company; (iv) breach by the Executive of any material term of this Agreement, or failure of the Executive to follow and carry out the lawful instructions of the Board of Directors of the Company or of a Member Company, in each case after notice and reasonable opportunity for the Executive to cure such breach or failure; (v) the Executive having been under the influence of drugs (other than prescription medicine or other

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                                      -5-


      medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties under this Agreement (it being understood that the Executive will attend industry functions at which alcohol will be consumed by the Executive), or while otherwise under the influence of drugs or alcohol, engages in inappropriate conduct; or (vi) the Executive having engaged in behavior that would constitute grounds for liability for sexual harassment or discrimination.

9.2 Termination by the Company without Cause or Failure to Renew upon Expiry of the Term.

      The Company may terminate the Executive's employment without Cause at any time prior to the expiry of the Term, or, upon each successive expiry of the Term where the Company determines not to renew this Agreement, in each case by providing the Executive with (A) any then accrued but unpaid Base Salary and Performance Bonus as of the date of termination or non-renewal and any outstanding reimbursable expenses incurred by the Executive prior to the date of termination or non-renewal, (B) payment, in equal monthly payments, of the Executive's Base Salary in effect at the time of termination or non-renewal for a period of twenty four (24) months, and
      (C) continuation of benefits provided pursuant to Sections 5 and 6 for such payment period (the foregoing clause (A), (B) and (C) being referred to as the "Separation Package").

9.3   Termination by the Executive for Good Reason

Should the Executive terminate his employment for Good Reason, as hereinafter defined, he shall receive the Separation Package set out in section 9.2. Failure of the Executive to terminate his employment on the occurrence of any event which would constitute Good Reason shall not constitute waiver of his right under this section 9.2 should Good Reason continue. "Good Reason" is defined as the occurrence of any of the following without the Executive's express written consent:

      a) the Company assigning to the Executive duties or responsibilities inconsistent with or inappropriate for his position as President with the Company, after notice to the Company of, and reasonable opportunity of the Company to cure, such alleged Good Reason;

      b) failure by the Company to continue the Bonus Plan in effect in accordance with its terms or to provide the Executive with benefits and other pension or retirement plans in accordance with Sections 5 and 6 substantially consistent with those plans in which the Executive has participated in periods immediately prior to the Term;

      c) the Company relocating the Executive's principal office outside of Port Dover;

      d) a sale to a person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) or group of persons not affiliated with the Company of all or substantially all of the assets of the Company;

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                                      -6-


      e) any person or group of persons acting in concert not affiliated with the Company, becomes the beneficial owner, directly or indirectly, of voting securities of the Company and/or securities convertible into or exchangeable for voting securities of the Company, in aggregate representing directly, or following conversion or exchange thereof, fifty percent (50%) or more of the combined voting power of the Company or of any successor to the Company (in each case on a fully-diluted basis) in any manner whatsoever, including, without limitation, as a result of a take-over bid, reorganization of capital, share exchange, arrangement, merger, amalgamation or other combination of the Company with any other entity;

      f) any breach by the Company of any material term of this Agreement after notice to the Company of such breach and reasonable opportunity to cure such breach.

9.4   Disability and Death

The Executive shall, upon his Disability (as defined below), have the right to receive the Separation Package and upon his death any then accrued but unpaid Base Salary and Performance Bonus and any outstanding reimbursable expenses incurred by the Executive prior to the date of death. For purposes of this Agreement, a "Disability" shall occur: (i) immediately after the Company has provided a written termination notice to the Executive supported by a written statement from a reputable independent physician selected by the Company to the effect that the Executive shall have become so incapacitated as to be unable to resume, within 90 days, his employment hereunder by reason of physical or mental illness or injury; or (ii) upon rendering of a written termination notice by the Company after the Executive has been unable to substantially perform his duties hereunder for 90 consecutive days (exclusive of any vacation permitted under Section 7 hereof) or for 120 days in any 360 day period by reason of any physical or mental illness or injury. The Executive agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician selected by the Company for the purposes of a determination of Disability pursuant to this Section 9.4.

9.5   Non-Competition

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, within Canada or the United States serve as an executive, officer, director, employee or in any advisory capacity with or to any competitor, in whole or in part, of the Company or any Member Companies, or either individually or in partnership or jointly or in conjunction with any person, firm, trust, partnership, association, syndicate or company, as principal, agent, shareholder, trustee or in any other manner whatsoever otherwise carry on or be engaged in or be concerned with any person, firm, trust, partnership, association, syndicate or company which is a competitor, in whole or in part, of the Company or any Member Company, except as a shareholder holding less than 5% of the outstanding shares of any such corporation whose shares are listed and posted for trading on a recognized stock exchange.

9.6   Non-Solicitation of Customers

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, directly or indirectly, solicit any customer of the Company or any Member Company in order to attempt to direct any such customer away from, or to do less business with, the Company or any Member Company.

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9.7   Non-Solicitation of Employees

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, directly or indirectly recruit, solicit or endeavour to entice away from the Company or any Member Company any individual who is an employee of, or service provider to, the Company or any Member Company.

10.   CHANGES TO AGREEMENT

Any modifications or amendments to this Agreement must be in writing and signed by all Parties or else they shall have no force and effect.

11.   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, including without limitation, the Executive's heirs, executors, administrators and personal representatives.

12.   GOVERNING LAW, VENUE

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (without giving effect to the principles of conflicts of law). Each party to this Agreement irrevocably agrees that any action or proceeding concerning or arising out of the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts located in the Province of Ontario. Each party and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

13.   NOTICES

13.1  Notice to Executive

Any notice required or permitted to be given to the Executive shall be deemed to have been received if delivered personally to the Executive or sent by courier to the Executive's home address last known to the Company.

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13.2  Notice to Company

Any notice required or permitted to be given to the Company shall be deemed to have been received if delivered personally to, sent by courier, or sent by facsimile to:

      Rand Acquisition Corporation
      450 Park Avenue
      Suite 1001
      New York, New York 10022
      Attention: Laurence S. Levy, Chairman
      Facsimile: (212) 644-6262
      Telephone: (212) 644-3450

with a copy to:

      Katten Muchin Rosenman LLP
      575 Madison Avenue
      New York, New York 10022
      Attention: Todd J. Emmerman, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8800

14.   CURRENCY

All dollar amounts set forth or referred to in this Agreement refer to Canadian currency.

15.   WITHHOLDING

All payments made by the Company to the Executive or for the benefit of the Executive shall be less applicable withholdings and deductions.

16.   SAVINGS CLAUSE

The parties hereto agree that if, in any judicial proceeding, a court finds any portion of this Agreement unenforceable, such portion shall be interpreted to the maximum extent enforceable and the remainder of this Agreement shall be unaffected and enforced with its terms or to the maximum extent permitted by law.

17.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements.

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      IN WITNESS WHEREOF the Parties have duly executed this Agreement this day of March 3, 2006.


     /s/ Todd Wolfe                                    /s/ Scott Bravener
--------------------------                        ------------------------------
         Witness                                          SCOTT BRAVENER

                                                  LOWER LAKES TOWING LTD.


                                                  By: /s/ Laurence Levy
                                                     ---------------------------
                                                     Name: Laurence Levy
                                                     Title: Vice President

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                                   SCHEDULE A

Operations

o     Oversee all aspects of operations.

o     Evaluation of vessels.

o     Oversee labour negotiations.

o Review and approval of monthly equipment, maintenance and capital expenditures.

o     Problem solving.

Sales & Marketing

o     Lead business development effort and sales team.

o     Customer relationship management and development.

o     Pricing for all products, customers and profitability management.

o     Contract negotiations with new and existing customers.

o     Troubleshooting and problem solving.

o     Direct responsibility for key accounts.

o     Hire of new personnel.

Administration & Finance

o     Delegation of duties to senior management.

o     Strategic planning and implementation.

o     Oversee accounting functions and IT systems.

o     Accounts payable and cheque approvals.

o     Budgeting.

o     Legal, accounting and professional services assistance.

o Hiring and firing of employees and determination of responsibilities of employees.

o Corporate finance - oversee all dealings with Company's bankers and other lenders.